Exhibit 10.6

October 8, 2024

Scilex Holding Company

960 San Antonio Rd.

Palo Alto, CA 94303

Attn: Stephen Ma

VIA EMAIL

RE: Consent and Amendment under Senior Secured Promissory Note (this “Consent and Amendment”)

Ladies and Gentlemen:

Reference is made to (i) that certain Securities Purchase Agreement, dated as of September 21, 2023 (the “SPA”), among Scilex Holding Company, a Delaware corporation (the “Company”), Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) as the initial purchaser, and Acquiom Agency Services LLC, a Colorado limited liability company, as agent, (ii) that certain Senior Secured Promissory Note, dated as of September 21, 2023 (as amended, modified or supplemented from time to time prior to the date hereof, the “Note”), issued by the Company to Oramed, as Holder (“Holder”), (iii) all related Transaction Documents, as defined in the SPA, and (iv) that certain Securities Purchase Agreement, dated October 7, 2024, by and among the Company and each of each of the investors listed on the Schedule of Buyers attached thereto as “Buyers” (the “Tranche B SPA” and the transactions contemplated thereby, the “Tranche B Transactions”), each of the “Notes” as defined therein (the “Tranche B Notes”), each of the “Warrants” as defined therein (the “Tranche B Warrants”), all related Transaction Documents, as defined herein (collectively, the “Tranche B Transaction Documents”) and the “Royalty PSA” as defined therein (the “Royalty Purchase Agreement” and together with the Tranche B Transaction Documents, the “Tranche B Related Amendment Documents”).

Section 1 Definitions. Capitalized terms used but not defined herein are used with the respective meanings assigned to them in the SPA or the Note, as applicable.

Section 2 Limited Consent.

(a) Notwithstanding any provision to the contrary in the SPA, the Note or any other Transaction Document, the Company and Holder constituting all Holders under the Note hereby consent to (i) the Company’s (and, to the extent applicable, its Subsidiaries’) entry into and performance of the Tranche B SPA in the form attached hereto at Exhibit A, issuance of the Tranche B Notes (and the incurrence of Indebtedness thereunder) in the form attached hereto as Exhibit B and the Tranche B Warrants and performance of the terms thereof in the form attached hereto as Exhibit C, entry into the Royalty Purchase Agreement in the form attached hereto as Exhibit D, entry into the other Tranche B Related Amendment Documents in accordance with the terms and conditions of the Tranche B SPA, and consummation of the Tranche B Transactions (including, for the avoidance of doubt, the granting of Liens or security interests to secure the Indebtedness under the Tranche B Notes or obligations under the Royalty Purchase Agreement in scope and with the type of collateral as described in the Tranche B Related Amendment Documents as of the date hereof) and performance of the Tranche B Related Amendment Documents and (ii) the payment of all transaction fees and expenses (including investment banker’s or placement agent fees, including, without limitation, the fees and expenses payable to

StockBlock Securities LLC (“StockBlock”) pursuant to that certain letter agreement, dated March 22, 2024, between the Company and StockBlock (as amended, the “Engagement Letter”) ) related to the Tranche B Transactions. The undersigned Holder hereby further agrees that the proceeds of the Tranche B Transactions utilized to repay the Note shall not constitute a voluntary prepayment, and no Make-Whole Amount or other premium shall be payable with respect thereto. For the avoidance of doubt, Holder hereby consents to the Company’s entry into that certain Engagement Letter.

(b) In connection with the transactions described in Section 2(a) above, effective automatically and without the requirement of further action on the part of Holder or the Company, immediately upon:

(i)

the Closing (as defined in the Royalty Purchase Agreement) of the purchase and sale of the Purchased Receivables (as defined in the Royalty Purchase Agreement) pursuant to the terms and conditions of the Royalty Purchase Agreement, the outstanding principal balance of the Note shall be, and hereby is, reduced by the amount of the purchase price required to be paid by Holder in respect of its purchase of the Purchased Receivables; and

(ii)

the Closing (as defined in the Tranche B SPA) of the issuance of the Tranche B Notes and the Warrants (as defined in the Tranche B SPA) pursuant to the terms and conditions of the Tranche B SPA, the outstanding principal balance of the Note shall be, and hereby is, reduced by the amount of the purchase price deemed paid (or required to be paid) by Holder as consideration for the issuance to Holder of its Tranche B Note and the Warrants (as defined in the Tranche B SPA) related thereto, and the Company and Holder each acknowledge and agree that the reductions in principal under clauses (i) and (ii), respectively, constitute payment in full satisfaction of Holder’s payment obligations under the Royalty Purchase Agreement and Tranche B Securities Purchase Agreement, respectively.

(c) The foregoing limited consent (i) is a one-time consent, (ii) is expressly limited to the transactions described above in Section 2(a), (iii) shall not be deemed or otherwise construed to constitute a consent to any other transaction, whether or not similar to the transactions described above in Section 2(a) and (iv) shall not operate as a waiver of any right, power or remedy of the Agent or any Holder under the Note, any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver, release or modification of the Company’s or any Subsidiary’s obligations to comply with all terms and conditions of the Note and other Transaction Documents, except as expressly set forth herein. The Holder has granted the limited consent set forth in Section 2(a) in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such consent shall not constitute a course of dealing or impair the Agent’s or any Holder’s right to withhold any similar consent in the future.

Section 3 Amendment. The Company and the undersigned Holder constituting all Holders under the Note hereby agree that the Note is hereby amended as follows:

(a) The following new terms and their respective definitions are inserted to appear alphabetically in Section 1 of the Note:

“Accounts” means, with respect to a Person, any of such Person’s now owned and hereafter acquired or arising “accounts” (as defined in the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral), including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and “Accounts” means, with respect to any such Person, all of the foregoing.

“Debtors” has the meaning set forth in the Security Agreement.

“Intercreditor Agreement” means that certain Agreement Among Holders dated as of the Tranche B Related Transactions Amendment Effective Date by and among each holder of Notes as a First Out Holder (as defined therein), each holder of Tranche B Notes (as defined in the Tranche B Related Transactions Amendment as a Last Out Holder (as defined therein), Acquiom Agency Services LLC, as collateral agent for the holders of Notes and holders of the Tranche B Notes and acknowledged by the Company and the other Obligors (as defined therein), as amended, restated, supplemented or otherwise modified from time to time.

“Note Documents” has the meaning set forth in the Security Agreement.

“Royalty Subordination Agreement” means that certain Subordination Agreement dated as of the Tranche B Related Transactions Amendment Effective Date by and among Efshar Hataya Ltd in its as capacity as agent for the Royalty Secured Parties (as defined therein), the Agent and Scilex Pharmaceuticals Inc.

“Tranche B Notes” has the meaning set forth in the Security Agreement.

“Tranche B Related Transactions Amendment” means that certain Consent and Amendment under Senior Secured Promissory Note, dated as of the Tranche B Related Transactions Amendment Effective Date, by and among Holder and the Company.

“Tranche B Related Transactions Amendment Effective Date” means October 8, 2024.

(b) The definition of “Bankruptcy Event” in Section 1 of the Note is hereby amended to change both references therein from “sixty (60)” to “forty-five (45)”.

(c) The definition of “Obligations” in Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, in each case arising under the Notes and the other Note Documents in respect of the Notes (and, for the avoidance of doubt, shall not include any obligations arising under the Tranche B Notes), whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loan extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement and the other Note Documents in respect of the Notes; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor; provided, that for purposes of reference in that certain Intercompany Indebtedness Subordination Agreement, dated as of September 29, 2023, by and among the Agent, the Company and the Subsidiaries of the Company party thereto, “Obligations” shall have the meaning provided therefor in the Security Agreement.”

(d) The definition of “Permitted Indebtedness” is amended to add the following new clause (p) thereto: “Indebtedness under the Tranche B Notes and the Tranche B Transaction Documents (in each case, as defined in the First Amendment) not exceeding $50,000,000 in aggregate principal amount outstanding.”

(e) The definition of “Permitted Lien” is amended to add the following new clause (r) thereto: “(x) Liens securing or granted under the Tranche B Notes and the other Tranche B Transaction Documents, and (y) Liens securing obligations under the Royalty PSA (as defined in the Tranche B Notes).”

(f) Section 2(e) of the Note is amended to replace the table of scheduled payments therein with the following table:

Date of Payment (if not a Business Day, to be the first Business day following the date listed below):	Amount of Loan Payment

Tranche B Related Transactions Amendment Effective Date (in lieu of, and not in addition to, the payment due on September 23, 2024 (as such date may thereafter have been extended with the consent of the Holders) pursuant to the terms of this Note prior to giving effect to the Tranche B Related Transactions Amendment)	$12,500,000

December 21, 2024	$15,000,000

Maturity Date	The entire remaining principal balance of the Note

(g) Section 2(g) of the Note is amended to add the following clause (iii) thereto:

“(iii) New AR Facility. Commencing on the Tranche B Related Transactions Amendment Effective Date, on the date of receipt by the Company (or any of its Affiliates) of the proceeds of any Indebtedness financed by the Accounts of the Company, the Company shall prepay the Note in an aggregate amount equal to one hundred percent (100.0%) of the cash proceeds received by the Company or any of its Subsidiaries from such financing.”

(h) Section 7 of the Note is amended to add the following clause (f) thereto:

“(f) Tranche B Transactions. Notwithstanding anything herein to the contrary, (i) the Company’s (and, to the extent applicable, its Subsidiaries’) entry into and performance of (including, without limitation, the incurrence of indebtedness, granting of liens, and dispositions of assets) the Tranche B Notes, the Royalty Purchase Agreement, and the Tranche B Transaction Documents and the consummation of the Tranche B Transactions on the Tranche B Related Transactions Amendment Effective Date (in each case, as defined in the Tranche B Related Transactions Amendment) and (ii) any conversion, redemption or repayment of the Tranche B Notes pursuant to the terms thereof as in effect on the Tranche B Related Transactions Amendment Effective Date and payments in respect of the Royalty Purchase Agreement as in effect on the Tranche B Related Transactions Amendment Effective Date, in each case, shall not be prohibited or restricted by the terms of this Section 7 or otherwise pursuant to this Note or the other Transaction Documents.”

(i) Section 9(j) of the Note is hereby amended and restated in its entirety to read as follows:

“(j) Secured Obligation. The Obligations of the Company under this Note are secured by all assets of the Company and each Subsidiary pursuant to the Amended and Restated Security Agreement, dated as of October 8, 2024, by and among the Company, all Subsidiaries of the Company and the Secured Parties (the “Security Agreement”).”

(j) The Note is amended to add the following new Section 12:

“Section 12. Intercreditor Arrangements. Notwithstanding anything to the contrary herein, this Note (and all payment and enforcement provisions herein) is subject to the terms and conditions of the Intercreditor Agreement and the Subordination Agreement, respectively. In the event of any conflict between the terms of the Intercreditor Agreement or the Subordination Agreement, as applicable, and this Note, the terms of the Intercreditor Agreement or the Subordination Agreement, as applicable, shall govern and control. Any assignment and transfer of this Note shall be subject to the Intercreditor Agreement and the Subordination Agreement.”

Section 4 Affirmation.

(a) Except as specifically consented to pursuant to Section 2 hereof or amended pursuant to Section 3 hereof, the Company hereby expressly reaffirms, as of the date hereof, all its covenants and agreements contained in the Note and each Transaction Document and agrees that none of its covenants and agreements set forth in the Note or any other Transaction Document shall be reduced or limited by the execution and delivery of this Consent and Amendment.

(b) The Company (on behalf of itself and its Subsidiaries) hereby (i) affirms that each of the Liens granted in or pursuant to the Security Documents are valid and subsisting, and (ii) agrees that this Consent and Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Security Documents and such Liens continue unimpaired with the same priority to secure repayment of all Obligations in accordance with the Transaction Documents, whether heretofore or hereafter incurred.

Section 5 Miscellaneous.

(a) Section headings in this Consent and Amendment are included herein for convenience of reference only and shall not constitute a part of this Consent and Amendment for any other purposes.

(b) This Consent and Amendment may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Consent and Amendment or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by electronic transmission shall be deemed an original signature hereto.

(c) No waiver or modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed by all of the parties hereto or thereto.

(d) From and after the date on which this Consent and Amendment shall be effective, (i) the term “Transaction Documents” in the Note and the other Note Documents shall include, without limitation, this Consent and Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith and (ii) all references in the Notes to “this Note”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Note shall mean the Notes as amended or modified hereby, and (ii) all references in the other Transaction Documents to the “Note”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Note shall mean the Note as amended or modified hereby.

(e) THE TERMS AND PROVISIONS OF SECTION 9(D) (GOVERNING LAW) OF THE NOTE ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY TO THIS CONSENT AND AMENDMENT MUTATITIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

(f) The Company has agreed to reimburse Holder upon the execution of this Consent and Amendment for its reasonable and documented out-of-pocket legal costs, fees and expenses actually incurred by the Holder in connection with this Consent and Amendment.

[Remainder of Page Intentionally Left Blank]

Sincerely,

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President and Chief Executive Officer

By:	/s/ Josh Hexter
Name: Josh Hexter
Title: Chief Business and Operating Officer

Address for Notice:
1185 Avenue of the Americas, Third Floor
New York, NY 10036 Attn: Josh Hexter
Email: nadav@oramed.com avi@oramed.com david@oramed.com with a copy (which shall not constitute notice) to: Proskauer Rose LLP
Eleven Times Square New York, NY 10036
Attn: Ehud Barak; James Gerkis Grant Darwin; Philip Kaminski
E-mail: ebarak@proskauer.com; jgerkis@proskauer.com gdarwin@proskauer.com; pkaminski@proskauer.com

[Signature Page to Consent Letter]

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah

Name:	Jaisim Shah
Title:	Chief Executive Officer and President

960 San Antonio Rd. Palo Alto, CA 94303 Attention: Stephen Ma
Telephone: (408)891-8341 Email: sma@scilexholding.com with a copy to (which shall not constitute notice) to: Paul Hastings LLP 1117 S. California Avenue
Palo Alto, CA 94304 Attention: Elizabeth Razzano Telephone: (650) 320-1895
Email: elizabethrazzano@paulhastings.com

[Signature Page to Consent Letter]

Exhibit A

Tranche B SPA

Exhibit B

Tranche B Notes

Exhibit C

Tranche B Warrants

Exhibit D

Royalty Purchase Agreement